UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2009

Medarex, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.		08540-1437
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2009, the Compensation and Organization Committee (the “Compensation Committee”) of the Board of Directors of Medarex, Inc. approved annual cash awards for 2008 performance to the following named executive officers:  Howard H. Pien, President and Chief Executive Officer, $712,500; Christian S. Schade, Senior Vice President and Chief Financial Officer, $332,500; Nils Lonberg, Ph.D., Senior Vice President and Scientific Director, $192,100; Geoffrey M. Nichol, M.B.Ch.B., M.B.A., Senior Vice President, Product Development, $144,000; and Ursula B. Bartels, Senior Vice President, General Counsel and Secretary, $201,700.   Mr. Pien and certain other named executive officers elected in December 2007 to defer all or a portion of their cash awards into Medarex restricted stock units under Medarex’s deferred compensation program.

In addition, the Compensation Committee approved the following equity grants under the 2005 Equity Incentive Plan, such grants to occur on the third trading day following the filing of Medarex’s Annual Report on Form 10-K with the Securities and Exchange Commission: Mr. Pien, an option to acquire 270,000 shares of Medarex common stock  and 90,000 restricted stock units; Mr. Schade, an option to acquire 135,000 shares of Medarex common stock and 45,000 restricted stock units; Dr. Lonberg, an option to acquire 129,000 shares of Medarex common stock and 43,000 restricted stock units; Dr. Nichol, an option to acquire 120,000 shares of Medarex common stock and 40,000 restricted stock units and; Ms. Bartels, an option to acquire 93,600 shares of Medarex common stock and 31,200 restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.

Date: February 4, 2009	/s/ CHRISTIAN S. SCHADE
Christian S. Schade
Senior Vice President and Chief Financial Officer